United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

March 31, 2011

Date of Report

[Date of Earliest Event Reported]

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

345 Bobwhite Court, Suite 200

Boise, Idaho  83706

 (Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 31, 2011, we entered into a loan transaction in the aggregate amount of $215,000 to a small number of persons who were “accredited investors” as that term is defined in Rule 501 of Regulation D of the Securities and Exchange Commission (the “SEC”).  The transaction involved the issuance of  90 day Promissory Notes, secured by certain of our “Intellectual Property” (as defined in the Security Agreement), convertible at the creditors’ discretion to purchase shares of our common stock comprised of “restricted securities” as defined in Rule 144 of the SEC at a price of $0.15 per share, and bearing 10% interest annualized, with two three year warrants for each dollar loaned to acquire common stock at $0.15 per share, also to be comprise “restricted securities.”

Item 9.01 Financial Statements and Exhibit

(d)

Exhibit No.

Exhibit Description

10.1

Form of Promissory Note

10.2

Form of Security Agreement

10.3

Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Dated:	April 6, 2011	By:	/s/ Anthony A. Maher
Anthony A. Maher
CEO, acting CFO and Chairman of the Board of Directors

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